Exhibit 10.26

CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE (I) IT IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THE INFORMATION AS PRIVATE AND CONFIDENTIAL.

AMENDMENT NO. 1 TO MASTER SERVICES AGREEMENT

This Amendment No. 1 to Master Services Agreement (“Amendment”), effective as of the date of last signature hereto (the “Effective Date”) between Kodiak Robotics, Inc., a Delaware Corporation with offices located at 1049 Terra Bella Ave., Mountain View, CA 94043 (“Licensor”), and Fountainhead Logistics, LLC, a Delaware limited liability company with offices located at 5918 W. Courtyard Drive, Ste. 500, Austin, TX 78730 (“Licensee”). Licensor and Licensee may be referred to herein collectively as the “Parties” or individually as a “Party”.

WHEREAS, the Parties entered into a certain Master Services Agreement dated July 17, 2024, as supplemented dated December 8, 2024 (the “Existing Agreement”);

WHEREAS, the Parties desire to amend the Existing Agreement as set forth herein regarding certain rights and responsibilities related to Decommissioning; and

WHEREAS, the Parties hereby desire to evidence and provide that the Agreement be amended to reflect the Parties’ mutual intent to modify terms as indicated below.

NOW, THEREFORE, in consideration of the mutual agreements. promises, and acknowledgements set forth below, the Parties agree as follows:

1.	Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2.	Amendments to the Existing Agreement. As of the Effective Date, the Existing Agreement is hereby amended or modified as follows:

a.	Section 5.4(c) of the Existing Agreement is hereby deleted in its entirety and replaced with the following:

“(c) Licensor will avoid damaging the Tractors when removing Hardware (ordinary wear and tear excepted), however, Licensor shall not be responsible for restoring any Equipment to its original condition as received from the original equipment manufacturer (the “OEM”). For clarity, Licensor shall not remove any Redundant Actuation Hardware owned/purchased by Licensee and any removal of Hardware shall not result in the Equipment no longer able to be manually operated; provided that, subject to Section 5.7, Licensor may replace any [***] with like, substantially similar, and/or equivalent parts to those originally removed, or better, such to ensure the Equipment is able to be manually operated. Licensee acknowledges it will need to reinstall stock mirrors.”

b.	Section 5 of the Existing Agreement is amended by adding new subsection 5.7:

“5.7 Hardware Replacement. From time to time, Hardware (including Redundant Actuation Hardware) may require replacement for reasons including, but not limited to, Hardware installed is no longer supported or maintained, or Hardware replacement for upgrade or improvements, subject to rights and obligations under Decommissioning rights in Section 10.6, the Limited Hardware Warranty, or any other reason allowed under this Agreement (the “Hardware Replacement Rights”). Where Licensor takes action to replace Redundant Actuation Hardware installed on the Equipment subject to the Hardware Replacement Rights, Licensor will replace the Redundant Actuation Hardware at Licensor’s cost and expense, and at no additional cost to Licensee. Further, where the replacement of the [***] is performed subject to Decommissioning, whereby Equipment is returned to manual operation capability only, in addition to Licensor being responsible for all cost and expense associated with replacing the Redundant Actuation Hardware it has elected to replace, Licensor shall issue a credit to Licensee for the depreciated value of the removed Redundant Actuation Hardware. [***].

3.

Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties.

4.	Miscellaneous.

a.	The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

b.	This Amendment is governed by the laws of the State of Texas, without regard to its conflict-of-laws principles.

c.

This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

d.

This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

[Signature Page Following]

IN WITNESS WHEREOF, The Parties have accepted and agreed to this Amendment No. 1 as of the Effective Date.

KODIAK ROBOTICS, INC.	FOUNTAINHEAD LOGISTICS, LLC

/s/ Jordan Coleman	/s/ Dathan Voelter
(“Company Signature”)	(“Company Signature”)

Name: Jordan Coleman	Name: Dathan Voelter

Title: Chief Legal Officer	Title: General Counsel and Secretary

Date: 6/13/2025	Date: 6/13/2025